Exhibit 32.1

SECTION 1350 CERTIFICATIONS

In connection with the Special Financial Report of RDA Holding Co. (the “Company”) for the period ended December 31, 2010, as filed with the Securities and Exchange Commission and to which this Certification is an exhibit (the “Report”), the undersigned Chief Executive Officer of the Company does hereby certify, pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. 1350) and Rule 13a-14(b) or Rule 15d-14(b) promulgated under the Securities Exchange Act of 1934, that to my knowledge:

(1)           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 9, 2011	/s/ Mary Berner
Mary Berner
President and Chief Executive Officer